Exhibit 3.2

BYLAWS
OF
CARTER BANKSHARES, INC.

(as adopted by the Board of Directors on October 28, 2020)

ARTICLE I

STOCKHOLDERS’ MEETINGS

Section 1. Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix. Unless the Board has otherwise provided, the Chairman shall designate on or before March 1 of each year a date on or before June 30 of that year as the date for the annual meeting of stockholders, and provide the notices required by law and these Bylaws.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, or by a majority of the Board of Directors. Business transacted at all special meetings shall be confined only to business within the purpose or purposes described in the meeting notice.

Section 3. Notice. Notice of the date, time, and place of the annual meeting of stockholders shall be given by mailing a written or printed notice of the same at least ten (10) days, but not more than sixty (60) days, prior to the meeting, except that notice of a stockholder’s meeting to act on an amendment of the Articles of Incorporation, plan of merger or share exchange, a proposed sale of assets or the dissolution of the Corporation shall be given not less than twenty-five (25) days nor more than sixty (60) days before the meeting date. Only notice of a special meeting must state the purpose or purposes for which the meeting was called.

Notice shall be mailed, postage prepaid, to each stockholder of record of the Corporation entitled to vote at such meeting and addressed to the stockholder’s last-known post office address or to the address appearing on the corporate books of the Corporation. All meetings shall be held at that date, time, and place fixed by the Board of Directors.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation, under any provision of the Code of Virginia, 1950, as amended, the Articles of Incorporation or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation.

Section 4. Voting. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote on each matter voted on at a stockholders’ meeting for each share of stock having voting power registered in the stockholder’s name on the books of the Corporation.

Section 5. Quorum. A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock of the Corporation entitled to vote at such meeting, except as otherwise provided by law. Once a share is represented as present at a meeting, either in person or by proxy, it is deemed present for quorum purposes for the remainder of the meeting and for adjournment of that meeting unless a new date is set of record for adjournment of that meeting.

Section 6. Closing Transfer Books and Record Date. The transfer books for shares of Common Stock of the Corporation may be closed by order of the Board of Directors for no more than seventy (70) days next preceding any stockholder’s meeting for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than seventy (70) days preceding the date on which the particular action requiring such determination of the stockholders is to be taken.

Section 7. Conduct of Meetings. The Chairman shall preside over all meetings of the stockholders. If the Chairman is not present, the Vice-Chairman shall become the presiding officer. If the Chairman is not present and if there is no Vice-Chairman, then the President shall become the presiding officer. If none of such officers are present, those persons present at the meeting shall elect a Chairman from among them. The Secretary of the Corporation shall act as secretary of all meetings if the Secretary is present. If the Secretary is not present, the Chairman shall appoint a Secretary of the meeting. The Chairman of the meeting may appoint one or more inspectors of the election to determine the qualification of voters, the validity of proxies, and the results of ballots. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer, are appropriate for the proper conduct of the meeting.

Section 8. Consent. Any action that may be taken by the stockholders in a meeting may be taken by unanimous written consent of all stockholders entitled to vote on the action.

Section 9. Stockholder Proposals.

(a)        For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation (including proposals made under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation.

(b)        To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made. No adjournment or postponement of an annual meeting shall commence a new period for the giving of notice of a stockholder proposal hereunder.

(c)        Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (B) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owner; and (iii) a written representation and agreement (in the form provided by the Corporation upon written request) that the stockholder is not and will not become a party to any written or oral agreement, arrangement or understanding with any other party or stockholder regarding the subject matter of the stockholder’s proposal.

Section 10. Adjournments. A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place. The presiding officer of a meeting may adjourn or recess any meeting of stockholders, at any time or for any reason, without a vote of the stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number, Election, and Terms. The management of all the affairs, property, and business of the Corporation shall be vested in a Board of Directors, consisting of no fewer than five (5) nor more than thirty (30) persons, the exact number which shall be fixed by the Board of Directors prior to each annual meeting of stockholders. The directors shall be elected for a term of one (1) year and will serve until their successors are elected and qualified.

At all times, except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For purposes of these Bylaws, “Independent Director” shall mean a director of the Corporation who meets the independence requirements under the rules and regulations of the stock exchange upon which the Corporation’s common stock is then listed and the Securities and Exchange Commission, in each case as then in effect and applicable to the Corporation.

Candidates for the office of director may be nominated by the Board, its Nominating Committee, if established, or by a stockholder, pursuant to the requirements of Article I, Section 9 of the Bylaws.

At any time when the Chairman of the Board is not an Independent Director, a lead Independent Director shall be designated by majority vote of the Independent Directors.

Section 2. Quorum. A quorum at all meetings of the Board of Directors shall consist of a majority of the whole Board. If less than a quorum is present at a meeting, a majority of those present may postpone the meeting to a subsequent date without any further notice to any of the directors.

Section 3. Removal and Vacancies. The stockholders entitled to vote may remove any director, with or without cause, and fill the vacancy. The stockholders may remove a director only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director. Any vacancy arising among the directors including vacancies created by an increase in the number of directors occurring between stockholders’ meetings may be filled by the stockholders or by the remaining directors, even if the remaining directors constitute less than a quorum.

Section 4. Meetings and Notices. Meetings of the Board of Directors shall be held at times fixed by resolution of the board, or upon the call of the Chairman. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting. Notice of any such meeting not held at a time fixed by a resolution of the Board shall be given to each director at least twenty-four (24) hours before the meeting at the director’s residence or business address or by delivering such notice to the director or by telephone or electronic delivery to the director at least twenty-four (24) hours before the meeting. Any such notice shall contain the time and place of the meeting, but need not contain the purpose of any meeting. Meetings may be held without notice if all of the directors are present or those not present waive notice before or after the meeting.

Section 5. Executive Sessions. Executive sessions of the Independent Directors will be held at least twice a year without management participation. The Chairman of the Board will generally chair the executive sessions. If the Chairman of the Board of Directors is not an Independent Director, the lead Independent Director will generally chair the executive sessions.

Section 6. Consent. Any action that may be taken by the directors in a meeting may be taken by unanimous written consent of all directors.

Section 7. Confidentiality. Each director shall hold all Confidential Information in the strictest confidence and shall take all appropriate measures to ensure that no other person shall have access to the Confidential Information. No director shall disclose any Confidential Information to any person outside the Corporation, either during or after his or her service as a director, except with authorization of the Board of Directors or as may be required or permitted by law. For the avoidance of doubt, the foregoing shall also apply to any director who serves on the Board of Directors as the designee of a stockholder of the Corporation, and such director shall not disclose any Confidential Information to such stockholder or any of its officers, directors, managers, members partners, employees, attorneys, accountants, advisors, agents, consultants or other representatives. “Confidential Information” shall mean all non-public information (whether or not oral, written, or electronic, or material to the Corporation) entrusted to or obtained by a director by reason of his or her position as a director of the Corporation. Confidential Information shall not include information that is or becomes publicly disclosed, unless such disclosure occurs in violation of this Section 7 of Article II.

ARTICLE III

COMMITTEES

The Board of Directors may create one or more Committees and appoint members of the Board of Directors to serve on them. Each Committee may have two or more members, who serve at the pleasure of the Board of Directors. The composition of each committee, including the total number of members and the number of Independent Directors, shall at all times comply with the listing requirements and rules and regulations of the stock exchange upon which the Corporation’s common stock is then listed and the rules and regulations of the Securities and Exchange Commission, in each case as then in effect and applicable to the Corporation. The creation of a Committee and the appointment of members to it shall be approved by the greater number of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required herein to take action. The Board of Directors shall specify the powers and authorities of the Committee in the resolution creating the Committee, except that a committee may not (i) approve or recommend to the stockholders any action which requires stockholder approval, (ii) fill vacancies on the Board or any other Committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal the Bylaws, (v) approve a plan of merger not requiring stockholder approval, (vi) authorize or approve distributions which do not conform to general formula or method prescribed by the Board of Directors, or (vii) authorize or approve the issuance, sale, or contract for sale of shares of stock, or determine the designation and relative rights, preferences and limitation of a class or series of shares of stock, except as the Board of Directors may authorize a Committee, or a senior executive officer of the Corporation, to do so within the limits specifically prescribed by the Board of Directors. Each Committee shall report its actions to the Board of Directors at the next meeting of the Board.

ARTICLE IV

OFFICERS

The Board of Directors promptly after its election in each year, shall elect a Chairman of the Board, a Vice Chairman of the Board and a President and shall also elect a Secretary and a Cashier, and may elect or appoint one or more Executive Vice Presidents, Senior Vice-Presidents, Vice Presidents, or such other officers as it may deem proper. Any officer may hold more than one office simultaneously. All officers shall serve for a term of one year until their respective successors are elected and qualified but any officer may be removed summarily with or without cause at any time. The directors shall fill any vacancies among the officers. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be delegated to them by the Board of Directors.

ARTICLE V

INDEMNIFICATION AND ADVANCES

Subject to the terms and conditions of Article V of the Articles of Incorporation of the Corporation, which shall control, the Corporation will reimburse the reasonable expenses incurred by a director, officer, employee or agent who is party to a proceeding in advance of final disposition of the proceeding if: (i) the director, officer, employee, or agent furnishes the Corporation with written statement of his or her good faith belief that he or she has met the standard of conduct described in § 13.1-697 of the Code of Virginia, 1950, as amended, (ii) the director, officer, employee, or agent furnishes to the Corporation a written undertaking, executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that indemnification of such individual in the specific case is not permissible and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section. Determination and authorization of advancements for expenses and evaluation as to reasonableness of expenses shall be made in accordance with Section 4, Article V of the Articles of Incorporation of the Corporation.

ARTICLE VI

STOCK

Section 1. Form. The shares of the stock of the Corporation may be certificated or uncertificated under Virginia law, and shall be entered in the stock transfer books of the Corporation and registered as they are issued.

When shares are represented by certificates, such certificates shall represent and certify the number and kind and class of shares owned by the stockholder in the Corporation. Each certificate shall be issued in numerical order and each stockholder shall be entitled to a certificate or certificates of stock in such form as may be required by law and approved by the Board of Directors and that are signed by the President and Secretary with the corporate seal impressed thereon.

Blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors.

Section 2. Replacements. In case of the loss, mutilation, or destruction of a certificate of stock, the Corporation may require the holder of record to furnish proof of such loss, destruction or mutilation, to give a bond of indemnity to the Corporation in such form and in such sum as the Board of Directors may direct, and to comply with any other terms the Board of Directors may lawfully prescribe, provided that the Board of Directors may elect not to require any bond when, in the judgment of the Board of Directors, it is proper so to do. Upon satisfactory completion by the holder of record of the requirements imposed by the Board of Directors, the Corporation shall deliver to the holder of record either a duplicate certificate for such shares or evidence of the holder’s ownership of such shares in uncertificated form.

Section 3. Stock Transfer Books and Transfer of Shares. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each stockholder of record, together with such stockholder’s address and the number and class or series of shares held by such stockholder. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by stockholders or for any other corporate purpose. Transfers of the Corporation’s shares shall be made and recorded on the stock transfer books of the Corporation upon the receipt of proper transfer instructions as prescribed by the Board of Directors, and, in the case of transfers of shares which are represented by one or more certificates, only upon receipt of such certificate(s) with proper endorsement, from the holder of record or from such holder’s duly authorized attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary of the Corporation or its designated transfer agent or other agent. In the event a certificate representing shares to be transferred cannot be surrendered because it has been lost, mutilated or destroyed, the transferor shall comply with the requirements imposed by the Board of Directors as set forth in Section 2 of this Article VI in lieu of surrendering a properly endorsed certificate. Upon satisfactory completion by the transferor of the requirements set forth in this Section 3, all certificates for the transferred shares shall be cancelled, new certificates representing the transferred shares (or evidence of the transferee’s ownership of the transferred shares in uncertificated form) shall be delivered to the transferee, and the transaction shall be recorded on the stock transfer books of the Corporation. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its stockholders or creditors, for any purpose, until it shall have been entered in the stock transfer books of the Corporation by an entry showing from and to whom transferred.

Section 4. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provisions of the Articles of Incorporation, these Bylaws, or an agreement among the stockholders or between the stockholders and the Corporation that impose restrictions on the transfer of shares.

Section 5. Transfer Agent and Registrar; Regulations. The Board of Directors may also appoint one or more Transfer Agents or Registrars for its stock and may require stock certificates to be both countersigned by a Transfer Agent and Registrar, the signature thereon of the officers of the Corporation and seal of the Corporation thereon may be facsimiles, engraved, or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or person who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation. The Board of Directors may make, or authorize such Agent(s) and Registrar(s) to make, all rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock, whether or not such shares are represented by certificates.

ARTICLE VII

SEAL

The seal of the Corporation shall be a flat-faced circular die (of which there may be any number of counterparts) with the words “SEAL” and “VIRGINIA”.

ARTICLE VIII

VOTING OF STOCK HELD

Unless otherwise provided by a vote of the Board of Directors, the President may either appoint attorneys to vote any stock of any other corporation owned by this Corporation or may attend any meeting of the holders of stock of such other corporation and vote such shares in person.

ARTICLE IX

SIGNATURES

Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. The signature of any such person may be a facsimile when authorized by the Board of Directors.

ARTICLE X

ALTERATION, AMENDMENT, OR REPEAL

The Board of Directors may amend, alter, supplement, or repeal the Bylaws, in whole or in part, by the affirmative vote of a majority of the whole Board of Directors, at any regular or special meeting.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Western District of Virginia, Roanoke Division or, in the event that court lacks jurisdiction to hear such action, the Circuit Court of the City of Martinsville, Virginia, shall be the sole exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by a director, officer, employee or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act (Va. Code Ann. § 13.1-601, et seq.) or any provision of the Articles of Incorporation or these Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provision in this Article XI.

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Certification of Bylaws by Officer

The undersigned officer of the Corporation certifies that the foregoing Bylaws have been adopted as the initial bylaws of the Corporation, in accordance with the requirements of the corporation law of the Commonwealth of Virginia.

CARTER BANKSHARES, INC.,
a Virginia corporation.

Date: October 28, 2020	By:	/s/ James W. Haskins
	Its:	Chairman of the Board of Directors